Exhibit 10.9

LIBERTY PROPERTY HOLDINGS, INC.

12300 LIBERTY BOULEVARD

ENGLEWOOD, CO 80112

[●], 2021

Liberty Media Acquisition Corporation

12300 Liberty Boulevard

Englewood, CO 80112

Attention: Legal Department

Re:       Facilities Sharing Agreement.

Ladies and Gentlemen:

Liberty Media Acquisition Corporation, a Delaware corporation (“LMAC”), will shortly consummate its initial public offering (the “IPO”).

As you are aware, Liberty Property Holdings, Inc., a Delaware corporation (“LPH”), is the owner of 12300 Liberty Boulevard, Englewood, Colorado (the “Premises”) and a wholly-owned subsidiary of Liberty Media Corporation (“Liberty Media” or “Provider”). In connection with the IPO, LMAC desires to occupy and use a portion of such office and parking facilities within the Premises following the IPO. Liberty Media and LPH are amenable to such a sharing arrangement, on the terms and subject to the conditions set forth in this facilities sharing agreement (this “Agreement”).

As you are also aware, in connection with the IPO, Liberty Media and LMAC have entered into a services agreement (the “Services Agreement”), dated the date hereof, pursuant to which Liberty Media will provide to LMAC the services described therein on the terms set forth therein commencing on the date the securities of LMAC are first listed on the Nasdaq Capital Market (the “Effective Date”).

Based on the premises and the mutual agreements of the parties, and for other good and valuable consideration the receipt of which is hereby acknowledged, LMAC, LPH and Liberty Media hereby agree as follows:

Section 1. Use of Facilities. The shared facilities will consist of certain executive offices, working stations for secretarial and other support staff and common areas designated from time to time by LPH or Provider, including the main reception area, conference facilities, hallways, stairways, restrooms, kitchenettes, the employee cafeteria, the fitness area and parking facilities, located within the Premises. The use of the shared facilities will be subject to the applicable policies of the Provider, if any.

Section 2. Sharing Fee. For the period from the Effective Date until the expiration of the Term, LMAC agrees to pay, and LPH agrees to accept, a monthly fee equal to $8,333, payable in arrears (the “Sharing Fee”); provided, further, that upon the consummation by LMAC of the Initial Business Combination (as defined below), LPH and LMAC will review and evaluate (and thereafter will review and evaluate semiannually) the Sharing Fee for reasonableness during the Term and will negotiate in good faith to reach agreement on any appropriate adjustments to the Sharing Fee, and based on such review and evaluation, LPH and LMAC will agree on the appropriate effective date (which may be retroactive, but in no event earlier than the date of the consummation by LMAC of the Initial Business Combination) of any such adjustment to the Services Fee. LMAC will pay LPH the Sharing Fee by wire or intrabank transfer of funds or in such other reasonable manner specified by LPH to LMAC, in arrears on or before the last day of each calendar month following the Effective Date.

Notwithstanding anything contained herein to the contrary, LPH and Liberty Media hereby irrevocably waive any and all right, title, interest, causes of action and claims of any kind or nature whatsoever (each, a “Claim”) in or to, and any and all right to seek payment of any amounts due to it out of, the trust account established for the benefit of the public stockholders of LMAC and into which substantially all of the proceeds of the IPO will be deposited (the “Trust Account”), and hereby irrevocably waive any Claim it presently has or may have in the future as a result of, or arising out of, this Agreement, which Claim would reduce, encumber or otherwise adversely affect the Trust Account or any monies or other assets in the Trust Account, and further agree not to seek recourse, reimbursement, payment or satisfaction of any Claim against the Trust Account or any monies or other assets in the Trust Account for any reason whatsoever.

Section 3. Term.

(a) The term of this Agreement (the “Term”) will commence on the Effective Date and will continue until terminated in accordance with Section 3(b).

(b) This Agreement will be terminated prior to the expiration of the Term in the following events:

(i)	concurrently with the termination of the Services Agreement;

(ii)	upon mutual written agreement of the parties hereto;

(iii)	immediately upon written notice (or at any later time specified in such notice) by LPH to LMAC if a Change in Control occurs with respect to LMAC following the consummation by LMAC of an initial business combination (as described in the Registration Statement on Form S-1 (File No. 333-250188) filed with the Securities and Exchange Commission) (the “Initial Business Combination”), immediately upon written notice (or at any time specified in such notice) by LPH to LMAC if a Change in Control occurs with respect to LMAC; or

(iv)	immediately upon written notice (or at any time specified in such notice) by LMAC to LPH if a Change in Control occurs with respect to Liberty Media following consummation by LMAC of the Initial Business Combination.

For purposes of this Section 3(b), a “Change in Control” will have the meaning ascribed thereto in the Services Agreement.

Each party will remain liable to the other for any required payment accrued prior to the termination of this Agreement.

Section 4. Miscellaneous.

(a) Entire Agreement; Severability. This Agreement constitutes the entire agreement among the parties hereto, as applicable with respect to the subject matter hereof, and supersedes all prior agreements and understandings, oral and written, among the parties hereto with respect to such subject matter. It is the intention of the parties hereto that the provisions of this Agreement will be enforced to the fullest extent permissible under all applicable laws and public policies, but that the unenforceability of any provision hereof (or the modification of any provision hereof to conform with such laws or public policies, as provided in the next sentence) will not render unenforceable or impair the remainder of this Agreement. Accordingly, if any provision is determined to be invalid or unenforceable either in whole or in part, this Agreement will be deemed amended to delete or modify, as necessary, the invalid or unenforceable provisions and to alter the balance of this Agreement in order to render the same valid and enforceable, consistent (to the fullest extent possible) with the intent and purposes hereof.

(b) Notices. All notices and communications hereunder will be in writing and will be deemed to have been duly given if delivered personally or mailed, certified or registered mail with postage prepaid, or sent by confirmed facsimile, addressed as follows:

If to LPH:

Liberty Property Holdings, Inc.

c/o Liberty Media Corporation

12300 Liberty Boulevard

Englewood, Colorado 80112

Attention: Chief Legal Officer

Facsimile: [Separately provided]

If to LMAC:

Liberty Media Acquisition Corporation

12300 Liberty Boulevard

Englewood, Colorado 80112

Attention: Chief Legal Officer

Facsimile: [Separately provided]

or to such other address (or to the attention of such other person) as the parties may hereafter designate in writing. All such notices and communications will be deemed to have been given on the date of delivery if sent by facsimile or personal delivery, or the third day after the mailing thereof, except that any notice of a change of address will be deemed to have been given only when actually received.

(c) Governing Law. This Agreement and the legal relations among the parties hereto will be governed in all respects, including validity, interpretation and effect, by the laws of the State of Colorado applicable to contracts made and performed wholly therein, without giving effect to any choice or conflict of laws provisions or rules that would cause the application of the laws of any other jurisdiction.

(d) Submission to Jurisdiction; Waiver of Jury Trial. Each of the parties hereto irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind whatsoever, whether in law or equity, or whether in contract or tort or otherwise, in any way relating to this Agreement and the legal relations among the parties hereto, in any forum other than the courts of the State of Colorado sitting in Denver County, and of the United States District Court of Colorado, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that any such action, litigation or proceeding may be brought in any such Colorado State court or, to the fullest extent permitted by applicable law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. The parties waive the right to a trial by jury in any dispute or other claim in connection with this Agreement.

(e) No Third-Party Rights. Nothing expressed or referred to in this Agreement is intended or will be construed to give any person other than the parties hereto and their respective successors and permitted assigns any legal or equitable right, remedy or claim under or with respect to this Agreement, or any provision hereof, it being the intention of the parties hereto that this Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their respective successors and assigns.

(f) Assignment. This Agreement will inure to the benefit of and be binding on the parties to this Agreement and their respective legal representatives, successors and permitted assigns. Except as expressly contemplated hereby, this Agreement, and the obligations arising hereunder, may not be assigned by either party to this Agreement, provided, however, that LPH may assign its respective rights, interests, duties, liabilities and obligations under this Agreement to any of its respective wholly-owned subsidiaries, but such assignment shall not relieve the assignor of its obligations hereunder.

(g) Amendment. Any amendment, modification or supplement of or to any term or condition of this Agreement will be effective only if in writing and signed by both parties hereto.

(h) Further Actions. The parties will execute and deliver all documents, provide all information, and take or forbear from all actions that may be necessary or appropriate to achieve the purposes of this Agreement.

(i) Force Majeure. Neither party will be liable to the other party with respect to any nonperformance or delay in performance of its obligations under this Agreement, other than for payment of the Sharing Fee, to the extent such failure or delay is due to any action or claims by any third party, labor dispute, labor strike, weather conditions or any cause beyond a party’s reasonable control. Each party agrees that it will use all commercially reasonable efforts to continue to perform its obligations under this Agreement, to resume performance of its obligations under this Agreement, and to minimize any delay in performance of its obligations under this Agreement notwithstanding the occurrence of any such event beyond such party’s reasonable control.

[Signature page follows]

If the foregoing meets with your approval, kindly execute below and return a copy to the undersigned.

Very truly yours,

LIBERTY PROPERTY HOLDINGS, INC.

By:
Name:
Title:

Accepted and agreed this [●] day of [●], 2021:

LIBERTY MEDIA ACQUISITION CORPORATION

By:
Name:
Title:

LIBERTY MEDIA CORPORATION

By:
Name:
Title:

[Signature Page to Facilities Sharing Agreement]